Exhibit 10.2

first amendment
TO
Employment AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into effective as of June 15, 2023 (the “Effective Date”) between GrowGeneration Corp., a Colorado corporation (“Company”), and Michael Salaman (“Employee”). Company and Employee are each referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Company and Employee are party to that certain Employment Agreement, effective as of January 1, 2023 (the “Agreement”);

WHEREAS, the Compensation Committee of the Company (the “Committee”) has recently discovered that the Agreement contains a drafting error, namely that the number of RSUs stated in Section 3.3 of the Agreement incorrectly states “100,000” instead of “200,000” as the Committee intended;

WHEREAS, on June 15, 2023, the Committee approved an amendment to the Agreement to correct the number of RSUs stated in Section 3.3 of the Agreement from “100,000” to “200,000” as the Committee intended; and

WHEREAS, the Parties wish to amend the Agreement as set forth herein in order to correct the aforementioned drafting error.

agreement

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties agree as follows, in each case effective as of the date of this Amendment:

1. Section 3.3 of the Agreement is hereby amended and replaced in its entirety as follows:

“3.3 Equity. Company will grant the following equity award to Employee pursuant to its Amended and Restated 2018 Equity Incentive Plan, as amended, or any successor plan thereto (the “Plan”), subject to Employee’s execution and delivery of Company’s then-current form of award agreement and covenant agreement: 200,000 restricted stock units, vesting in four equal installments on each June 15 and December 15 during the Term. All other terms and conditions of such awards shall be governed by the terms and conditions of the Plan and the applicable award agreement(s) and covenant agreement(s).”

2. All other terms and conditions of the Agreement shall remain unmodified and in full force and effect.

3. This Amendment may be executed electronically and in counterparts. Each counterpart shall be deemed an original, and all counterparts together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy hereof.

[Signatures follow.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above:

Company:

GROWGENERATION CORP.

By:
Name: Darren Lampert
Title: CEO

Employee:

MICHAEL SALAMAN